UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2010 (June 29, 2010)

CAPSTONE TURBINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-15957	95-4180883
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

21211 Nordhoff Street, Chatsworth, California 91311
(Address of principal executive offices and zip code)

(818) 734-5300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                    Entry into a Material Definitive Agreement.

On June 29, 2010, Capstone Turbine Corporation, a Delaware corporation (the “Company”), entered into a Fourth Amendment to its Credit and Security Agreements (the “Fourth Amendment”) with Wells Fargo Bank, National Association (“Wells Fargo”).  The Fourth Amendment amends the financial covenant related to capital expenditures by adding a limitation on expenditures for the fiscal year ending March 31, 2011.  Under the terms of the Fourth Amendment, the Company may not incur or contract to incur capital expenditures of more than (i) $4,500,000 in the aggregate during  the Company’s fiscal year ending March 31, 2011, and (ii) zero for each subsequent year until the Company and Wells Fargo agree on limits on capital expenditures for subsequent periods based on the Company’s projections for such periods.  The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment, which is filed herewith as Exhibit 10 and incorporated herein by this reference.

Item 9.01                    Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10	Fourth Amendment to Credit and Security Agreements, dated as of June 29, 2010, by and between Capstone Turbine Corporation and Wells Fargo Bank, National Association.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTONE TURBINE CORPORATION
Date: July 1, 2010	By:	/s/ Edward I. Reich
Edward I. Reich Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10	Fourth Amendment to Credit and Security Agreements, dated as of June 29, 2010, by and between Capstone Turbine Corporation and Wells Fargo Bank, National Association.